Exhibit 23.1



               Consent of Independent Certified Public Accountants

     We  have  issued  our  report  dated  January  10,  2003  accompanying  the consolidated financial statements of Greater Community Bancorp and its subsidiaries appearing in the 2002 Annual Report of the Company to its shareholders and included in Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 17, 2003